EXHIBIT 5
                                                                    Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1998




                                                   Retail          Wholesale
                                                -----------       -----------


Weighted Cost of Capital (Annualized)             0.062659          0.063538
Average Days Outstanding                             47.36             22.00
                                                -----------       -----------
Weighted Cost of Capital (Average
Days Outstanding)                                 0.008151          0.003829
Collection Experience Factor                      0.004255
Agency Fee Rate                                   0.020000          0.020000
                                                -----------       -----------

Total Discount Factor                             0.032406          0.023829
                                                ===========       ===========






ASSUMPTIONS

INTEREST RATE                                     0.05670
RETAIL ROCE                                       0.10900
WHOLESALE ROCE                                    0.11990
TAX RATE                                          0.38000
DEBT RATIO                                        0.95000
EQUITY RATIO                                      0.05000

                                                                     EXHIBIT 5
                                                                    Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1998




                                                Retail           Wholesale
                                              ----------       ------------


Weighted Cost of Capital (Annualized)          0.062740           0.063538
Average Days Outstanding                          58.34              22.00
                                              ----------       ------------
Weighted Cost of Capital (Average
Days Outstanding)                              0.010043           0.003829
Collection Experience Factor                   0.003942
Agency Fee Rate                                0.020000           0.020000
                                              ----------       ------------

Total Discount Factor                          0.033985           0.023829
                                              ==========       ============






ASSUMPTIONS

INTEREST RATE                                   0.05670
RETAIL ROCE                                     0.11000
WHOLESALE ROCE                                  0.11990
TAX RATE                                        0.38000
DEBT RATIO                                      0.95000
EQUITY RATIO                                    0.05000

                                                                    EXHIBIT 5
                                                                   Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1998




                                      Arkansas  Louisiana    Texas    Wholesale
                                      --------  ---------   --------  ---------


Weighted Cost of Capital (Annualized) 0.065643   0.065563   0.066530   0.063538
Average Days Outstanding                 52.43      50.13      50.46      30.51
                                      --------  ---------   --------   --------
Weighted Cost of Capital (Average
Days Outstanding)                     0.009448   0.009014   0.009226   0.005324
Collection Experience Factor          0.004213   0.002607   0.002376
Agency Fee Rate                       0.020000   0.020000   0.020000   0.020000
                                      --------  ---------   --------   --------

Total Discount Factor                 0.033661   0.031621   0.031602   0.025324
                                      ========  =========   ========   ========






ASSUMPTIONS

INTEREST RATE                         0.05670
ARKANSAS ROCE                         0.14600
LOUISIANA ROCE                        0.14500
TEXAS ROCE                            0.15700
WHOLESALE ROCE                        0.11990
TAX RATE                              0.38000
DEBT RATIO                            0.95000
EQUITY RATIO                          0.05000

                                                                    EXHIBIT 5
                                                                   Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1998




                                          Retail              Wholesale
                                        -----------         -------------


Weighted Cost of Capital (Annualized)     0.063042              0.063538
Average Days Outstanding                     64.29                 35.62
                                        -----------         -------------
Weighted Cost of Capital (Average
Days Outstanding)                         0.011077              0.006188
Collection Experience Factor              0.002748
Agency Fee Rate                           0.020000              0.020000
                                        -----------         -------------

Total Discount Factor                     0.033825              0.026188
                                        ===========         =============






ASSUMPTIONS

INTEREST RATE                             0.05670
RETAIL ROCE                               0.11375
WHOLESALE ROCE                            0.11990
TAX RATE                                  0.38000
DEBT RATIO                                0.95000
EQUITY RATIO                              0.05000